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                                                                    Exhibit 10.2

                              Worldwide Data, Inc.
                            Financing Terms Agreement
                         Dated as of September 20, 1999

Issuer:             Worldwide Data, Inc. ("WWDI" or "Company")

Purchaser:          Generation Capital Associates ("GCA") and other purchasers
                    (collectively "Purchaser(s)"). All Purchaser(s) shall be
                    "accredited investors" as defined by Rule 501 of Regulation
                    D.

Securities:         (a) Convertible Debentures (the "Debenture(s)") convertible into shares of the common stock of WWDI ("Common Stock").
                    The Debenture(s) shall have a maturity date of twelve months; the unconverted principal balance and any accrued and unpaid interest shall be due and payable in cash on such date. The maturity date of the Debenture(s) shall be automatically extended for up to eighteen (18) one-month periods, unless the Purchaser(s) or any subsequent holder, (the "Holder(s)") notifies the Company in writing not less than 10 days prior to any expiration that the Debenture(s) will not be extended.

                    (b) In lieu of WWDI paying a document preparation fee to GCA, WWDI shall issue to GCA 25,000 cashless exercise warrants ("GCA Warrants") to purchase 25,000 shares of Common Stock exercisable at $2.50 for five years from the Closing Date (as defined herein). The GCA Warrants shall have a value of $250.00 ($0.01 per warrant). The shares of Common Stock issuable upon exercise of GCA Warrants are defined as the "GCA Warrants Shares."

Investment Size:    $250,000 of Debenture(s) shall be purchased on the Closing
                    Date.

Conversion          The Debenture(s) are convertible into shares of Common Stock
Terms:              ("Conversion Shares") at any time after the "Closing Date"
                    which is the date upon which the $250,000 purchase price of the Debenture(s) is wired to the Company). The "Effective
                    Date" of each conversion shall be the date set forth on the conversion notice ("Conversion Notice"), provided such
                    Conversion Notice is received by David A. Rapaport, Esq. as escrow agent ("Escrow Agent") and the Company, via U.S.
                    mail, facsimile, overnight courier, or hand delivery no
                    later than the fifth business day after such date. The price at which the Debenture(s) shall be converted (the
                    "Conversion Price") shall be the average closing bid prices of Company's Common Stock as quoted by NASDAQ level III for the five-day trading period (the "Average Price") ending on the day prior to the Effective Date times (x) 60 %
                    ("Multiplier"). The Multiplier is subject to being decreased in the event WWDI does not register the shares underlying
                    the Debenture(s) as provided in "Registration Rights" below.
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Interest:           10 % annual rate, payable monthly in arrears in cash (or
                    WWDI common stock ("Interest Shares") at the option of WWDI, only if such Interest Shares have been registered and are freely tradable by Holder(s)). Interest shall be payable on the first business day of each month commencing November 1, 1999. If interest is paid in WWDI common stock the stock shall be valued at the Multiplier times the Average Price for the five trading days immediately preceding the date the interest payment is due; provided the interest rate shall be increased retroactively to 15% per annum from the date of issue if the Conversion Shares have not been registered by the one hundred twentieth day following the Closing Date (as defined herein) and 1% for each month or part thereof that such registration statement has not been declared effective to a maximum rate of interest which is the lesser of (a) the maximum rate of interest allowable by law, or (b) 25%.

Securities Act      WWDI shall file a registration statement including the
Registration:       Conversion Shares, the Interest Shares and the GCA Warrants
                    Shares ("Registration Statement") as soon as reasonably practicable after the Closing Date and shall use its best efforts to cause such Registration Statement to be declared effective not later than one hundred twenty days from the Closing Date. In the event the Registration Statement is not effective by the one hundred twentieth day following the Closing Date, the Multiplier shall be decreased to 55% and shall be further decreased 1 % for each month or part thereof until the Conversion Shares have been registered or may be resold in compliance with Rule 144; provided the Multiplier shall not be reduced to less than 35%.

Limitations:        No Purchaser or subsequent holder, ("Holder" or "Holder(s)")
                    of Debenture(s) and/or GCA Warrants shall be permitted to convert any Debenture(s) to the extent that such conversion or exercise would cause any Holder to be the beneficial owner of more than 5% of the then outstanding WWDI Common
                    Stock, at that given time. This limitation shall not be deemed to prevent any Holder from acquiring more than an aggregate of 5% of the Common Stock, so long as such Holder does not beneficially own more than 5% of WWDI Common Stock, at any given time.


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Prepayment:         The Debenture(s) may not be prepaid or redeemed, in whole or in part, without the written consent of the Holder(s).

Transferability:    The Debenture(s) shall be freely transferable by the
                    Purchasers or any Holder(s) provided such transfer is in compliance with applicable United States and state securities laws.

Escrow of           To facilitate the delivery of the Conversion Shares upon any
Common Stock:       conversion of the Debenture(s) in whole or in part or the
                    fall or partial exercise of the GCA Warrants, WWDI will issue 400,000 shares WWDI Common Stock ("Escrow Shares") in the name of Escrow Agent and will deliver the certificates for such shares with legend to the Escrow Agent within three
                    (3) business days of the mutual execution of this Financing
                    Terms Agreement.

                    If at any time, or from time to time, the Escrow Agent is holding less than 200% of the number of Escrow Shares required to convert the remaining principal balance of the Debenture(s) based on the then Average Price plus up to 25,000 shares of WWDI Common Stock issuable upon exercise of the GCA Warrants, the Escrow Agent and/or Holder(s) may request in writing that the Company deposit enough additional shares of Common Stock with the Escrow Agent ("Additional Escrow Shares")) so that the Escrow Agent is holding 200 % of the number of Escrow Shares required to convert such remaining principal balance of the Debenture(s) plus up to 25,000 shares of WWDI Common Stock issuable upon exercise of the GCA Warrants. The failure of the Company to deliver such Additional Escrow Shares within ten business days of such demand shall be a material default of the Debenture(s) and in addition to any other remedies, including without limitation specific performance (to which Holder(s) are hereby entitled), shall entitle the Holder(s) to an immediate distribution of Escrow Shares in an amount equal to 25,000 Escrow Shares, plus an additional 2,500 Escrow Shares for each day after the tenth business day such failure to deliver the Additional Escrow Shares of Common Stock continues. (Such distribution shall be made by the Escrow Agent to the Holder(s) pro-rata to the principal amount of Debenture(s) held by each Holder.)

                    As soon as reasonably practicable after the Escrow Shares have been registered for resale or may be sold without restriction pursuant to SEC Rule 144 the Escrow Agent will deposit the Escrow Shares and any Additional Escrow Shares into a securities brokerage account. The Company will take all necessary actions to cause the Escrow Shares and any Additional Escrow Shares to be transferred into "street name" at the request of the Escrow Agent's securities brokerage firm. Upon the earlier


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Escrow of           of (i) thirty (30) days after the date upon which the last
Common Stock        remaining Debenture(s) has been fully converted into
(cont'd.):          Conversion Shares with interest paid in full; or (ii) the
                    full payment of the remaining principal and interest balance of the Debenture(s), the Escrow Agent shall return any remaining Escrow Shares to WWDI.

                    If at any time the Escrow Agent is required to deliver Conversion Shares that have not been registered for resale or may not be sold under Rule 144 the Escrow Agent shall cause the transfer agent place a standard restrictive legend on such shares prior to transfer and delivery.

Escrow of           To facilitate the delivery of the Debenture(s) upon receipt
Debenture(s):       of payment from Purchaser(s) the Company shall deliver to
                    the Escrow Agent within three (3) business days of the mutual execution of this Financing Terms Agreement five (5)
                    Debentures which have been duly executed by the Company but which are blank as to name and address of the Purchaser, principal amount and date of issuance ("Issue Date").

                    The Escrow Agent shall upon receipt of good funds for the purchase of a Debenture fill in the name and address of the Purchaser, principal amount and Issue Date. The Escrow Agent shall deliver the completed Debenture to the Purchaser and the escrowed funds together with a copy of the completed Debenture to the Company. Upon issuance of the entire $250,000 of Debentures the Escrow Agent shall return any remaining unissued blank Debentures to the Company.

Representations     WWDI makes the following representations and warranties to
and Warranties of   the Purchasers:
WWDI:

                    (a) Organization, Good Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted.

                    (b) Authorizations Enforcement. The Company has the requisite corporate power and authority to enter into and perform this Financing Terms Agreement and the Escrow Agreement and to issue and sell the Debenture(s) and the Conversion Shares in accordance with the terms hereof. The execution, delivery and performance of this Financing Terms Agreement and the Escrow Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly and


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Representations     validly authorized by all necessary corporate action, and no
and Warranties of   further consent or authorization of the Company or its
WWDI (cont'd.):     Board of Directors or stockholders is required. This
                    Financing Terms Agreement has been duly executed and delivered by the Company. Each of this Financing Terms
                    Agreement and the Escrow Agreement constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor's rights and remedies or by other equitable principles of general application.

                    (c) Capitalization. WWDI represents and warrants that it has 10,010,000 shares of Common Stock authorized; and no more than 3,0835,500 shares have been issued and are outstanding; and that it has 10,000 shares of preferred stock authorized and that none of such shares are issued and outstanding; and that no more than 1,340,000 shares of Common Stock are reserved for warrants.

                    (d) Issuance of Debenture(s) and Conversion Shares. The Debenture(s) and the Conversion Shares to be delivered to the Escrow Agent have been duly authorized by all necessary corporate action. The Conversion Shares when delivered to the Holder(s) upon conversion of the Debenture(s) in accordance with the terms thereof, will be validly issued and outstanding, fully paid and non-assessable.

Representations     GCA hereby makes the following representations and
and Warranties of   warranties to the Company:
GCA:

                    (a) Accredited Purchaser. GCA is an "accredited investor" as defined in Regulation D promulgated under the Securities Act.

                    (b) Organization, Good Standing and Power. GCA is a limited partnership organized, validly existing and in good standing under the laws of the State of New York and has the requisite power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted.

                    (c) Authorization; Enforcement. GCA has the requisite power and authority to enter into and perform this Financing Terms Agreement and the Escrow Agreement and to purchase the Debenture(s) in accordance with the terms hereof. The execution, delivery and performance of this Financing Terms Agreement and the Escrow Agreement by GCA and the consummation by it of


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Representation      the transactions contemplated hereby and thereby have been
and Warranties of   duly and validly authorized by all necessary action, and
GCA (cont'd.):      no further consent or authorization of GCA, its general
                    partner or its limited partner is required. This Financing
                    Terms Agreement has been duly executed and delivered by GCA.
                    Each of this Financing Terms Agreement and the Escrow
                    Agreement constitutes, or shall constitute when duly executed and delivered by all parties thereto, a valid and binding obligation of GCA enforceable against GCA in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor's rights and remedies or by other equitable principles of general application.

                    (d) GCA has had full access to all the information which GCA considers necessary or appropriate to make an informed decision with respect to GCA's investment. GCA acknowledges that GCA has had the opportunity to ask questions of, and receive answers from, or obtain additional information from, the executive officers of the Company concerning the financial and other affairs of the Company, and, to the extent deemed necessary, GCA has asked such questions and received satisfactory answers and desires to invest in the Company. In evaluating the suitability of any vestment in the Company, GCA has not relied upon any representations or other information (whether oral or written) other than as set forth in this Agreement or as contained in any documents delivered or answers given in writing by the Company to questions furnished to the Company. To the extent GCA has not sought information regarding any particular matter, GCA represents that it had no interest in doing so and that such matters are not material to GCA in connection with this investment.

                    (e) GCA has been advised and acknowledges that no federal or state agency has made any finding or determination as to the fairness or merits of an investment in the Company and that no such agency has made any recommendation or endorsement whatsoever with respect to such an investment. GCA acknowledges that it is aware of an NASD inquiry into the trading of WWDI common stock.

                    (f) GCA considers itself to be a sophisticated investor in companies similarly situated to the Company, and GCA has substantial knowledge and experience in financial and business matters (including knowledge of finance, securities and investments, generally, and experience and skill in investments based on actual participation) such that GCA is capable of evaluating the merits and risks of the prospective investment in the Company.


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Representation      (g) GCA is acquiring the securities hereunder, as principal,
and Warranties of   for GCA's own account for investment purposes only, and not
GCA (cont'd.):      with a present intention toward or for the resale,
                    distribution or fractionalization thereof, and no other person has a beneficial interest in such securities.

Events of Default:  Normal and customary events of default: non-payment of interest, bankruptcy, breach of representations and warranties, etc. The failure of the Company to have an effective registration statement by one hundred twenty days following the Closing Date.

Purchase of         (a) Purchaser(s) shall deposit with the Escrow Agent
Debenture(s):       $250,000 for the purchase of the Debenture(s) within three
                    (3) business days of the receipt by the Escrow Agent of the certificate(s) for the 400,000 Escrow Shares registered in the name of David A. Rapaport, Esq., the GCA Warrants and the five (5) executed blank Debentures.

                    (b) The Escrow Agent shall wire to the Company the $250,000 purchase price for the Debenture(s) within two (2) business days of the later of (i) receipt by the Escrow Agent of the certificates for the 400,000 Escrow Shares, the five (5) executed blank Debentures and the GCA Warrants, and (ii) receipt of the $250,000 from Purchaser(s).

Additional          If WWDI shall issue any shares of common stock or securities
Securities          exercisable or convertible into common stock (except for (a)
Issuance:           the issuance of common stock upon the exercise of employee stock options and outstanding warrants; (b) the issuance of Common Stock or securities convertible or exercisable into Common Stock for services rendered to WWDI; (c) shares of Common Stock issued in an underwritten public offering; or
                    (d) shares of Common Stock which are restricted for resale for at least one year from the issue date) from the date of this Financing Terms Agreement until ninety days following the earlier of (a) conversion into Common Stock of all principal and accrued interest under the Debenture(s), or
                    (b) payment in full of all principal and accrued interest under the Debenture(s), GCA shall have the right of first refusal to purchase such securities, and in this connection, WWDI, prior to the issuance of such securities, shall provide a written term sheet setting forth the terms and conditions of such offering, and GCA shall respond within twenty (20) business days of receipt of such term sheet as to whether GCA shall exercise its right of first refusal granted hereunder. In the event that GCA does not elect to exercise its right of first refusal within such twenty (20) business days, WWDI shall have the right to sell such securities to a third party on terms no more


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Additional          favorable to the third party than those set forth in the
Securities          term sheet for a period of sixty (60) days following the end
Issuance            of said twenty (20) business day period.
(Cont'd.):

Jurisdiction and    This Financing Terms Agreement, the Debenture(s) and the
Choice of Law       Escrow Agreement shall be governed by the laws of the state of Georgia and all of the parties to such agreements and Debenture(s) agree to submit to the personal jurisdiction of the state and Federal courts located in Fulton County, Georgia.

Binding             The parties shall be legally bound by the above terms and
Agreement:          shall execute such further documents as may be required to implement the intentions and provisions of this Financing
                    Terms Agreement, including without limitation the Escrow
                    Agreement ,the Debenture(s) and the GCA Warrants

Agreed to and Accepted by:

Worldwide Data, Inc.


By: /s/ Bronson Conrad                        9/24/99
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     Bronson Conrad                            Date
      President

Generation Capital Associates


By: /s/ Frank E. Hart                         9/30/99   (Closing Date)
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    Frank E. Hart                              Date
    General Partner


/s/ David A. Rapaport, Esq.                   9/27/99
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    David A. Rapaport, Esq.                Date
        Escrow Agent


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